Exhibit 1.01

Fortune Brands Home & Security, Inc.

Conflict Minerals Report

Year Ended December 31, 2014

Summary

Fortune Brands Home & Security, Inc. (“Fortune Brands” the “Company”, “we”, “us”, or “our”) determined that tin, tantalum, tungsten and/or gold (the “Conflict Minerals”) were necessary for the production or functionality of products manufactured or contracted for manufacture by Fortune Brands in calendar year 2014 and is therefore subject to reporting under Section 1502(b) of the Dodd Frank Act, and Rule 13p-1 under the Securities Exchange Act of 1934. After conducting a reasonable country of origin inquiry (“RCOI”) regarding the applicable Conflict Minerals, Fortune Brands had reason to believe that some of the Conflict Minerals may have originated in the Democratic Republic of the Congo or an adjoining country (together, the “Conflict Region”) and therefore was subject to the exercise of due diligence as described in this Conflict Minerals Report (“Report”), which is presented to comply with Rule 13p-1 of the Securities Exchange Act of 1934.

1.	Company Overview.

We are a leading home and security products company that creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s four segments are: Cabinets, Plumbing, Doors and Security and our brands in 2014 included MasterBrand cabinets, Moen faucets, Simonton windows, Therma-Tru entry door systems, Master Lock security products, and Waterloo tool storage products.1 Fortune Brands does not directly source any Conflict Minerals that may be used in the products it manufactures or contracts to manufacture. Because of the size of the Company, the complexity of our products and the manufacturing process, and because of the constant evolution of our supply chain, we relied on our direct suppliers to provide us with information on the origin of the Conflict Minerals that are supplied to them from upstream suppliers when conducting our RCOI and our due diligence process.

2.	Design of Due Diligence Process.

Fortune Brands designed its due diligence process and methodology to conform in all material respects with the framework of the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High-Risk Areas (Second Edition, OECD 2013) and the supplements thereto (together, the “OECD Framework”).

3.	Due Diligence Measures Undertaken.

Fortune Brands undertook the following measures as part of its Conflict Minerals due diligence:

A.	Established Company Management Systems:

The Company maintained a Conflict Minerals task force headed by the Fortune Brands’ legal department and which includes representatives from each business unit. The task force continued to educate senior management on the requirements of the legislation and work with the representatives of the Company’s businesses to help determine the scope of our due diligence, and the best methods to contact, educate, and survey our suppliers.

We employed our system of supply chain traceability to identify the facilities in our supply chain that may have supplied Conflict Minerals for our 2014 products. This system included identification of suppliers of materials for the 2014 products, outreach to these suppliers, and evaluation of information received from these suppliers (as described further in Part B below). Regular reports on the progress of the Conflict Minerals program were made to internal company management teams including our General Counsel, our Chief Financial Officer and our Principal Accounting Officer.

[1]	FBHS sold its Simonton windows business to Ply Gem Holdings, Inc. in September 2014. This report reflects information from a portion of the supply chain for Simonton products.

The Company also continued to maintain control systems which include our many standards, policies and procedures designed to provide guidelines on how to conduct business in an ethical and responsible manner and how to report grievances. Please see our Annual Report on Form 10-K for more information on these controls and our Code of Conduct and other related policies, all of which can be found at www.FBHS.com.

B.	Identify and Assess Risks in the Supply Chain:

Fortune Brands relied on information provided by our suppliers to assist with our due diligence efforts. Specifically, we took the following steps as part of our Conflict Minerals due diligence process:

•	Identified our direct suppliers which provided raw materials or components used in the production of those products reasonably believed to contain one or more Conflict Minerals;

•	Contacted the identified suppliers and, together with a cover letter explaining the intent and purpose of our request, sent our direct suppliers the Conflict Free Sourcing Initiative’s Conflict Minerals Reporting Template (the “Template”);

•	Requested from those suppliers confirmation of the presence of necessary Conflict Minerals in the raw materials or components they supplied to Fortune Brands and information regarding the origin of those minerals. The Template also included questions regarding the suppliers’ conflict mineral policies, due diligence processes, engagement with their supply chains and a listing of the smelters/refiners used to process the necessary Conflict Minerals;

•	Followed-up with unresponsive suppliers to request compliance with our requests for information and documentation; and

•	Reviewed, compiled and analyzed the responses for each responding supplier.

C.	Design and Implement a Strategy to Respond to Identified Risks.

Fortune Brands continued to implement a strategy for complying with the Conflict Minerals reporting requirements, which included establishing a timeline for the sending, collection and analysis of the responses to the Template we gathered as part of our due diligence process. Fortune Brands continued to use a task force to coordinate the process and the collection of data. Members of this task force worked to incorporate insights gained during the 2013 reporting cycle to improve the accuracy of the 2014 due diligence process. This included identifying incomplete or internally inconsistent supplier responses, and working to obtain additional information and accurate responses. Members of Senior management received reports and updates regarding the due diligence process. In addition, the business units had discussions with the Company’s legal department throughout the process.

D.	Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain.

As a downstream company with no direct relationships with smelters/refiners, we did not directly engage in any third-party audits of smelters of refiners in our supply chain.

E.	Report on Supply Chain Due Diligence.

A copy of this Conflict Minerals Report can be found on our website at www.FBHS.com

4.	Results of Due Diligence Process.

As part of our internal assessment, we identified our global suppliers who were potentially supplying products that contained Conflict Minerals. Each supplier was sent a cover letter, background on the Template and the Template.

The vast majority of our suppliers responded. However, many of the responses were incomplete or had inconsistencies with the data reported. All of our segments had products that were subject to our due diligence efforts. For more information about our products, please refer to our Annual Report on Form 10-K for year ended 2014.

Fortune Brands was unable, after exercising the due diligence described in this Conflict Minerals Report, to determine the country of origin of some necessary Conflict Minerals in our 2014 products or whether any of the necessary Conflict Minerals may have directly or indirectly financed or benefited an armed group in the Conflict Region.

Facilities used to process necessary Conflict Minerals and country of origin

As a result of the Company’s due diligence process, 187 smelters and refiners were reported to us by our responsive direct suppliers as having potentially processed necessary Conflict Minerals contained in our 2014 products. Of these, 123 are included on the Conflict Free Smelter List as facilities that have been verified and found to be compliant with the Conflict-Free Smelter Program (“CFSP”) assessment protocols, and another 14 facilities have committed to undergo a CFSP audit. Appendix A sets forth a list of the facilities our suppliers identified. The majority of our direct suppliers provided the information on smelters and refiners at their company level (i.e., representing the smelters and refiners associated with all product offerings of the supplier that contained Conflict Minerals) and did not customize the information for Fortune Brands or the specific materials supplied to the Company. We were therefore unable to confirm that the Conflict Minerals in our 2014 products were necessarily processed by the reported smelters and refiners.

Efforts to determine the mine or location of origin

We have determined that seeking information about the smelters and refiners of Conflict Minerals in our supply chain and utilizing the tools and information developed by industry organizations to assess the due diligence practices of these entities represent the most reasonable efforts we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chains and products.

5.	Steps to Improve Due Diligence Efforts in 2015

The Company intends to continue to take the following steps to improve our Conflict Minerals due diligence process:

•	Continue to engage our suppliers that have not fully responded to our requests for Conflict Minerals information, ultimately seeking to obtain complete responses from all of our direct suppliers of materials containing Conflict Minerals, to determine:

•	the use of Conflict Minerals;

•	the country of origin of those Conflict Minerals;

•	the use of scrap or recycled sources of those Conflict Minerals; and

•	the source and chain of custody of those Conflict Minerals there is reason to believe may have originated in the covered countries and that were not obtained from scrap or recycled sources.

•	Work with relevant trade associations and industry organizations to define and improve best practices and build leverage over the supply chain.

Appendix A

Mineral	Facility	Conflict Free	Active Smelter
Gold	Aida Chemical Industries Co. Ltd.	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Minerção
Gold	Argor-Heraeus SA	Yes
Gold	Asahi Pretec Corporation	Yes
Gold	Asaka Riken Co Ltd		Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Yes
Gold	Aurubis AG	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB	Yes
Gold	C. Hafner GmbH + Co. KG	Yes
Gold	Caridad
Gold	CCR Refinery	Yes
Gold	Cendres & Métaux SA		Yes
Gold	Chimet S.p.A.	Yes
Gold	Chugai Mining
Gold	Daejin Indus Co. Ltd
Gold	Do Sung Corporation
Gold	Dowa	Yes
Gold	Eco-System Recycling Co., Ltd.	Yes
Gold	FSE Novosibirsk Refinery
Gold	Guangdong Jinding Gold Limited
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH	Yes
Gold	Heraeus Ltd. Hong Kong	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	Yes
Gold	Hunan Chenzhou Mining Industry Group Co Ltd
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.	Yes
Gold	Istanbul Gold Refinery	Yes
Gold	Japan Mint	Yes
Gold	Jiangxi Copper Company Limited
Gold	Johnson Matthey Inc	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Yes

Mineral	Facility	Conflict Free	Active Smelter
Gold	JSC Uralelectromed	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	Yes
Gold	Kazzinc Ltd	Yes
Gold	Kennecott Utah Copper LLC	Yes
Gold	Kojima Chemicals Co., Ltd	Yes
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L’ azurde Company For Jewelry	Yes
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LS-NIKKO Copper Inc.	Yes
Gold	Materion	Yes
Gold	Matsuda Sangyo Co., Ltd.	Yes
Gold	Metalor Technologies (Hong Kong) Ltd	Yes
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Yes
Gold	Metalor Technologies SA	Yes
Gold	Metalor USA Refining Corporation	Yes
Gold	Met-Mex Peñoles, S.A.	Yes
Gold	Mitsubishi Materials Corporation	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	Yes
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Yes
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. LTD	Yes
Gold	Ohio Precious Metals, LLC	Yes
Gold	Ohura Precious Metal Industry Co., Ltd	Yes
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Yes
Gold	OJSC Kolyma Refinery
Gold	PAMP SA	Yes
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk	Yes
Gold	PX Précinox SA	Yes
Gold	Rand Refinery (Pty) Ltd	Yes
Gold	Royal Canadian Mint	Yes
Gold	Sabin Metal Corp.
Gold	SAMWON METALS Corp.
Gold	Schone Edelmetaal	Yes

Mineral	Facility	Conflict Free	Active Smelter
Gold	SEMPSA Joyería Platería SA	Yes
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Yes
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals		Yes
Gold	Solar Applied Materials Technology Corp.	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	Yes
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	Yes
Gold	Tokuriki Honten Co., Ltd	Yes
Gold	Tongling nonferrous Metals Group Co.,Ltd
Gold	Torecom		Yes
Gold	Umicore Brasil Ltda	Yes
Gold	Umicore Precious Metals Thailand	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	Yes
Gold	United Precious Metal Refining, Inc.	Yes
Gold	Valcambi SA	Yes
Gold	Western Australian Mint trading as The Perth Mint	Yes
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Yes
Gold	Yokohama Metal Co Ltd		Yes
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Yes
Gold	Zijin Mining Group Co. Ltd	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	Yes
Tantalum	Duoluoshan	Yes
Tantalum	Exotech Inc.	Yes
Tantalum	F&X Electro-Materials Ltd.	Yes
Tantalum	Global Advanced Metals	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Yes
Tantalum	H.C. Starck GmbH	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Yes
Tantalum	Hi-Temp	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	Yes
Tantalum	Kemet Blue Powder	Yes
Tantalum	King-Tan Tantalum Industry Ltd	Yes
Tantalum	LSM Brasil S.A.	Yes

Mineral	Facility	Conflict Free	Active Smelter
Tantalum	Metallurgical Products India (Pvt.) Ltd.	Yes
Tantalum	Mineração Taboca S.A.	Yes
Tantalum	Mitsui Mining & Smelting	Yes
Tantalum	Molycorp Silmet A.S.	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Yes
Tantalum	Plansee	Yes
Tantalum	QuantumClean	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd	Yes
Tantalum	Shanghai Jiangxi Metals Co. Ltd
Tantalum	Taki Chemicals	Yes
Tantalum	Telex	Yes
Tantalum	Ulba	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	Yes
Tantalum	Zhuzhou Cement Carbide	Yes
Tin	Alpha	Yes
Tin	China Rare Metals Materials Company
Tin	China Tin Group Co., Ltd.		Yes
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Cooper Santa
Tin	CV Gita Pesona
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Serumpun Sebalai
Tin	CV United Smelting	Yes
Tin	EM Vinto	Yes
Tin	Estanho de Rond nia S.A.
Tin	Fenix Metals		Yes
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Yes
Tin	Gejiu Zi-Li
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Jiangxi Nanshan
Tin	Linwu Xianggui Smelter Co
Tin	Malaysia Smelting Corporation (MSC)	Yes
Tin	Metallo Chimique	Yes
Tin	Mineração Taboca S.A.	Yes
Tin	Minsur	Yes
Tin	Mitsubishi Materials Corporation	Yes
Tin	Novosibirsk Integrated Tin Works

Mineral	Facility	Conflict Free	Active Smelter
Tin	O.M. Manufacturing (Thailand) Co., Ltd.		Yes
Tin	OMSA	Yes
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng	Yes
Tin	PT Babel Inti Perkasa	Yes
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Putra Karya	Yes
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry	Yes
Tin	PT Belitung Industri Sejahtera	Yes
Tin	PT BilliTin Makmur Lestari		Yes
Tin	PT Bukit Timah	Yes
Tin	PT DS Jaya Abadi	Yes
Tin	PT Eunindo Usaha Mandiri	Yes
Tin	PT HP Metals Indonesia
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima	Yes
Tin	PT Prima Timah Utama	Yes
Tin	PT Refined Banka Tin	Yes
Tin	PT Sariwiguna Binasentosa	Yes
Tin	PT Seirama Tin Investment
Tin	PT Stanindo Inti Perkasa (CV DS Jaya Abadi)	Yes
Tin	PT Sumber Jaya Indah
Tin	PT Tambang Timah Tbk (Persero) Kundur	Yes
Tin	PT Timah Mentok	Yes
Tin	PT Tinindo Inter Nusa	Yes
Tin	PT Tommy Utama
Tin	PT Yinchendo Mining Industry
Tin	Rui Da Hung		Yes
Tin	Soft Metais, Ltda.	Yes
Tin	Thaisarco	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	Yes
Tin	Yunnan Chengfeng		Yes
Tin	Yunnan Tin Company, Ltd.	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Yes
Tungsten	H.C. Starck GmbH		Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG		Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC		Yes

Countries of origin of the conflict minerals these facilities process are believed to include one or more of the following countries:

Angola, Australia, Bolivia, Brazil, Burundi, Canada, Central African Republic, China, DRC, Ghana, Indonesia, Japan, Kenya, Malaysia, Peru, Republic of Congo, Russian Federation, Rwanda, South Africa, Sudan, Taiwan, Tanzania, Thailand, Uganda, United Arab Emirates, United States, Uzbekistan, Zambia